EXHIBIT 99.5

Zar Tran, Inc.

Unaudited Financial Statements

as of September 30, 2006 and December 31, 2005

and the Nine-Month Periods Ended

September 30, 2006 and September 30, 2005

ZAR TRAN, INC.

BALANCE SHEETS

As of September 30, 2006 and December 31, 2005

	September 30, 2006	December 31, 2005
	(unaudited)
ASSETS
CURRENT ASSETS
Accounts receivable	$2,128,345	$1,331,695
Fuel inventory	25,807	25,807
Total current assets	2,154,152	1,357,502

OTHER
Note receivable, related party	323,124	293,723
Prepaid expenses and deposits	25,233	8,282
Total other assets	348,357	302,005

PROPERTY AND EQUIPMENT, NET	3,920,150	4,740,149

TOTAL ASSETS	$6,422,659	$6,399,656

LIABILITIES AND STOCKHOLDER’S DEFICIT
CURRENT LIABILITIES
Current maturities of long-term debt	$151,521	$151,521
Current portion - capital lease obligations	1,363,247	1,193,302
Accounts payable	4,215,164	2,718,282
Accruals	92,581	156,714
Loan from stockholder	24,635	24,635
Total current liabilities	5,847,148	4,244,454

LONG-TERM DEBT, less current maturities	396,848	504,108

CAPITAL LEASE OBLIGATIONS, net of current portion	2,215,032	3,276,837

COMMITMENTS AND CONTINGENCIES	—	—

STOCKHOLDER’S DEFICIT
Common stock, no par value; authorized, issued and outstanding 10,000 shares	83,857	83,857
Accumulated deficit	(2,120,226)	(1,709,600)
Total stockholder’s deficit	(2,036,369)	(1,625,743)

TOTAL LIABILITIES AND STOCKHOLDER’S DEFICIT	$6,422,659	$6,399,656

See Notes to the Unaudited Financial Statements

ZAR TRAN, INC.

UNAUDITED STATEMENTS OF OPERATIONS

Nine-Month Periods Ended September 30, 2006 and 2005

	September 30, 2006	September 30,2005
	(unaudited)	(unaudited)

TRANSPORTATION REVENUES	$12,425,198	$6,836,417

COSTS AND EXPENSES
Selling, general and administrative	11,866,541	7,011,775
Depreciation	835,582	202,657
Total costs and expenses	12,702,123	7,214,432
Operating loss	(276,925)	(378,015)

Other income (expense):
Interest income	8	—
Interest expense	(133,709)	(46,068)
Total other income (expense)	(133,701)	(46,068)

Net loss	$(410,626)	$(424,083)

See Notes to the Unaudited Financial Statements

ZAR TRAN, INC.

UNAUDITED STATEMENTS OF CASH FLOWS

Nine-Month Periods Ended September 30, 2006 and 2005

	September 30, 2006	September 30, 2005
	(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(410,626)	$(424,083)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	835,582	202,657
(Increase) decrease in:
Accounts receivable	(894,630)	(264,846)
Prepaid expenses and other current assets	(13,950)	(2,155)
Other assets	66,497	82,979
Increase (decrease) in:
Accounts payable	1,515,309	759,906
Accruals	(83,479)	(21,875)
Net cash provided by operating activities	1,014,703	332,583

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(15,583)	(114,117)
Net cash used in investing activities	(15,583)	(114,117)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on notes payable and long term debt	(999,120)	(218,466)
Net cash used in financing activities	(999,120)	(218,466)

Net increase (decrease) in cash	—	—

CASH— BEGINNING OF PERIOD	—	—
CASH— END OF PERIOD	$—	$—

SUPPLEMENTAL DISCLOSURES

Cash paid for interest	$133,709	$46,068

Non-cash investing and financing activities
Property and equipment additions	$15,583	$114,117
Amounts financed	—	(87,024)
Cash payments	$15,583	$27,093

See Notes to the Unaudited Financial Statements

ZAR TRAN, INC.

NOTES TO FINANCIAL STATEMENTS

Note 1.       Basis of Presentation

Description of the Business — The Company is engaged in interstate transportation of frozen and perishable food products primarily for Zartic, as discussed in Note 3.

Note 2.       Significant Accounting Policies

Revenue recognition—  Revenues are recorded generally when transportation services are rendered. Fair value of financial instruments:

The carrying amounts reported in the balance sheets for accounts and notes receivable, accounts payable, accruals and checks issued in excess of bank balance approximate their fair values due to the short-term nature of these financial instruments.  The carrying amounts of the Company’s long-term debt and capital lease obligations, including current maturities, approximate fair value due primarily to variable interest rates and/or short terms to maturity.

Accounts receivable —  Accounts receivable are stated at the amount management expects to collect from outstanding balances.  Management believes that all end-of-year accounts receivable are collectible; accordingly, there is no reserve for bad debts in the balance sheets.  Accounts deemed uncollectible are written off when that determination is made.

S corporation - income tax status — The Company, with the consent of its stockholder, has elected under federal and state income tax laws to be an S corporation.  In lieu of corporation income taxes, S corporation stockholders are taxed on their proportionate share of the Company’s taxable income.  Therefore, no provision or liability for income taxes has been included in the financial statements.

Concentrations of credit risk — Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash.  The Company’s policy is to invest its cash only in high credit quality financial institutions.  At times such investments may be in excess of the FDIC insurance limit.

Use of estimates — The preparation of financial statements in conformity with U. S. generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Due to their prospective nature, actual results could differ from those estimates.

Note 3.       Related Party Activity

The Company and Zartic are related parties under common ownership and control.  Due to the nature of this relationship, transactions between the entities may not necessarily be consummated on terms that would have been obtained if the entities were autonomous.  At September 30, 2006, there were no significant changes in related party transactions from those described in the December 31, 2005 audit report.

Note 4.   Long-Term Debt

                Long-term debt consists of the following:

	September 30, 2006	December 31, 2005

Note payable, bank, due in monthly payments of $8,165, plus interest at prime plus 1.0%, through January 2008 when remaining balance of $195,743 is due; collateralized by substantially all property and equipment not already pledged on other debt.	$318,218	$391,703

Note payable, other financial institution, due in monthly payments of $4,164, including interest at 9.49%, through June 2010; collateralized by an executive coach	75,259	187,752

Note payable, other financial institution, due in monthly payments of $1,641, including interest at 8.0%, through August 2010; collateralized by transportation equipment.	154,892	76,174

Total long-term debt	548,369	655,629

Less current maturities	151,521	151,521

Long-term debt less current maturities	$396,848	$504,108

 Note 5.      Leasing Activities

The Company leases various machinery and equipment under capital leases.  Amortization on these assets is included in depreciation expense.  Information related to these assets is as follows:

	September 30, 2006	December 31, 2005

Cost of machinery and equipment under capital lease	$5,385,626	$5,385,626

Accumulated amortization	1,692,816	884,972

Net book value	$3,692,810	$4,500,654

The Company has leased certain office equipment under operating lease agreements which expire on varying dates through 2010.

Additionally, the Company has a cancelable tire lease and maintenance agreement that provides for monthly fees based on operational trailer miles as determined by the lessor and the Company.

Note 6.       Subsequent Event

Effective December 11, 2006, pursuant to an Asset Purchase Agreement dated November 3, 2006, Pierre Foods, Inc. through its wholly-owned subsidiaries, Pierre Newco I, LLC and Pierre Newco II, LLC, acquired substantially all of the assets and assumed certain liabilities of Zartic, Inc. and Zar Tran, Inc., respectively, and acquired certain assets of their affiliates. The preliminary aggregate purchase price was approximately $91.6 million, which included $1.2 million of transaction costs incurred by Pierre Foods, Inc. The liabilities assumed by the buyers included, among other things, $4.1 million in capital lease obligations. An aggregate of $5.5 million of the cash portion of the purchase price was placed in escrow at the closing to satisfy certain indemnification and severance obligations of the Company.